EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Franklin C. Fisher, Jr., President, Chief Executive Officer and Chairman of Aztec Oil & Gas, Inc. (the “Company”), and Larry A. Hornbrook, Vice-President and Chief Financial Officer of the Company, certify, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to each of their knowledge, the Annual Report on Form 10-KSB of the Company for the fiscal year ended August 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-KSB fairly presents, in all material respects, the financial condition and  results of operations of the Company.

Dated: January 2, 2008	By: /s/ Franklin C. Fisher, Jr.
Name: Franklin C. Fisher, Jr.
Title: President, Chief Executive Officer and Chairman (Principal Executive Officer)

Dated: January 2, 2008	By: /s/ Larry A. Hornbrook
Name: Larry A. Hornbrook
Title: Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.